PURCHASE AGREEMENT


This purchase agreement is entered into between Auric Enterprises, Inc. (Auric) and R.E. Hunt, (the "Agreement") with reference to the following facts.

1.   PURCHASE OF CLAIMS

Auric has agreed to purchase four mine claims located in Trinity County, California, (Wild Mountain 1,2,3,4), from R.E. Hunt. For consideration in the purchase, Auric will issue R.E. Hunt 200,000 shares of unregistered common stock, subject to rule 144 of the Securities and Exchange Act of 1933.

2.    RIGHTS GRANTED TO AURIC BY R.E. HUNT

R.E. Hunt will grant Auric the right to assign the following options on 150,000 of the 200,000 shares issued to R.E. Hunt as consideration for the prementioned claims:

An option to purchase from R.E. Hunt 100,000 shares of Auric common stock at $.25 per share, exercisable for a period of two years from the date of this agreement

An option to purchase from R.E. Hunt 50,000 shares of Auric common stock at $.50 per share, exercisable for a period of two years from the date of this agreement


3. NOTICES

Any notices from either party to the other shall be deemed received on the date such notice is personally delivered. Any notice sent by fax transmission shall be deemed received by the other party on the day it has been transmitted. Any notice sent by mail by either party to the other shall be deemed received on the third business day after is has been deposited at a United States Post Office. For purposes of delivering or sending notice to the parties to this Agreement such notices shall be delivered or sent as follows:

If notice is delivered                      If notice is delivered
to Auric Enterprises                        to RE Hunt

Auric Enterprises, Inc.                     Hunt, R. E.
10 Office Park Road                         17-777 Langlois Rd. #38
Suite 222 Carolina Bld                      Desert Hot Springs, Ca 92241
Hilton Head, SC 29928                       Bus: (760) 329-6650
Phone: 843-686-5590
Fax: 843-686-5595

4. ENTIRE AGREEMENT

Neither party has made any representations to the other which are not specifically set forth in this Agreement. There are no oral or other agreements between the parties, which have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties hereinafter asserted by one party against the other shall be deemed to have been waived by such party asserting that they were made and this Agreement shall supersede all prior negotiations, statements representations, warranties and agreements made or entered into between the parties to this Agreement.

5. NO ASSIGNMENT

Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.

6. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. It shall also be construed as if the parties participated equally in its negotiation and drafting. The Agreement shall not be construed against one party over another party. Should a dispute arise, both parties agree to submit to binding arbitration under the guidelines of the American Arbitration Association or some other mutually agreeable Arbitration Association.

7. WAIVER

The waiver of any provision of this Agreement by either party shall not be deemed to be a continuing waiver or a waiver of any other provision of this Agreement by either party.

8. SERVERABILITY

If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effect.

9. AUTHORITY TO ENTER INTO AGREEMENT

Robert Hinchey, signing this Agreement below represent to RE Hunt that he has the authority to bind Auric Enterprises to the terms and conditions of this Agreement. Robert Hinchey shall not, however have personal liability by executing this Agreement and sign this Agreement only in his representative capacities as an authorized officer of Auric Enterprises, Inc.

Dated this     of December, 1998        Dated this      of December, 1998

Auric Enterprises, Inc.


by___________________________           ________________________
Robert Hinchey, President               RE Hunt